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                                                                    Exhibit 23.1



                         CONSENT OF ERNST & YOUNG LLP,
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement of Molecular Devices Corporation and Axon Instruments, Inc. that is made part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-114934) and related Joint Proxy Statement/Prospectus of Molecular Devices Corporation and Axon Instruments, Inc. for the registration of shares of Molecular Devices Corporation common stock and the associated preferred share purchase rights and to the incorporation by reference therein of our report dated January 30, 2004 (except for Note 12, as to which the date is February 25, 2004) with respect to the consolidated financial statements and schedule of Molecular Devices Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP

Palo Alto, California

May 21, 2004